[ARTICLE] 5
[MULTIPLIER]   1,000

Part II.  Other information,   Item 6a.

Exhibit 11

                                        CIRRUS LOGIC, INC.
               STATEMENT RE:  COMPUTATION OF EARNINGS PER SHARE
(In thousands, except per share amounts)
                                                           Quarter Ended
                                                   -------------------------
                                                   June 28,     June 29,
                                                   1997         1996
                                                   ------------ ------------
Primary:

Weighted average shares outstanding                     66,416       64,159

Dilutive common stock equivalents:
  Common stock options, using treasury stock
    or modified treasury stock method                    1,433        N/A
  Common stock warrants, using treasury
    stock or modified treasury stock method                  -            -
                                                   ------------ ------------
Common and common equivalent shares used in
  the calculation of net income (loss) per share        67,849       64,159
                                                   ============ ============

Net income (loss)                                        2,480       (7,605)
                                                   ============ ============

Net income (loss) per share                              $0.04       ($0.12)
                                                   ============ ============

Fully diluted:

Weighted average shares outstanding                     66,416       64,159

Dilutive common stock equivalents:
  Common stock options, using treasury stock
    or modified treasury stock method                    1,440        N/A
  Convertible subordinated debt, using the
    "if converted" method                                    -            -
  Common stock warrants, using treasury
    stock or modified treasury stock method                  -            -
                                                   ------------ ------------
Common and common equivalent shares used in
  the calculation of net income (loss) per share        67,856       64,159
                                                   ============ ============

Net income (loss)                                       $2,480      ($7,605)
                                                   ============ ============

Net income (loss) per share                              $0.04       ($0.12)
                                                   ============ ============

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